UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23590	59-3046866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

177 Broad Street, Stamford, Connecticut		06901
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (203) 504-1111

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities	registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	RVLT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On June 14, 2019, Joan Nano accepted an offer from the Audit Committee of the Board of Directors of Revolution Lighting Technologies, Inc. (the “Company”) to serve as the Company’s Chief Financial Officer, effective as of that date. In this position, Ms. Nano will also assume the duties of the Company’s principal financial officer and principal accounting officer, which are currently held by Robert V. LaPenta. Ms. Nano, age 64, has served as a financial consultant to the Company since March 27, 2019, in which role she has assisted the Company in its ongoing work to restate certain of its previously issued financial statements and prepare for the completion of its 2018 and 2019 financial statements.

Prior to accepting the position of Chief Financial Officer of the Company, Ms. Nano has been Managing Director of Finance Solutions, LLC, a financial consulting firm, since 2008. As a financial consultant, Ms. Nano worked with public and private companies on the preparation of financial statements and other Securities and Exchange Commission reporting matters, acquisition integration, cost saving initiatives, ERP implementation and tax matters. From 2001 to 2007, Ms. Nano served as the Vice President, Controller and Chief Accounting Officer at Crane Co., a multi-billion dollar publicly held diversified manufacturing company where she led worldwide financial planning and analysis, investment analysis, budgeting, forecasting, accounting and internal and external financial reporting. Ms. Nano is a Certified Public Accountant and holds a B.S. from Sacred Heart University; she has completed executive training at the Wharton School. There is no arrangement or understanding between Ms. Nano and any other person pursuant to which she was selected as Chief Financial Officer.

As Chief Financial Officer, Ms. Nano will receive an annual base salary of $210,000 plus a discretionary bonus opportunity and will be eligible to participate in the Company’s standard benefit plans. In addition, she will enter into the Company’s standard form of indemnification agreement for officers and directors. Mr. LaPenta has agreed, in his individual capacity, to guarantee the payment of the Company’s obligations under the indemnification agreement.

On June 14, 2019, the Company issued a press release announcing Ms. Nano’s acceptance of the Chief Financial Officer position. A copy of the press release is attached as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated as of June 14, 2019, of Revolution Lighting Technologies, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2019

REVOLUTION LIGHTING TECHNOLOGIES, INC.

By:	/s/ Robert V. LaPenta
Robert V. LaPenta, Sr. Chief Executive Officer and President